UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2009

RSC HOLDINGS INC.
RSC HOLDINGS III, LLC
RSC EQUIPMENT RENTAL, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE DELAWARE ARIZONA	001-33485 333-144625-01 333-144625	22-1669012 41-2218971 86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6929 E. Greenway Parkway, Suite 200 Scottsdale, Arizona	85254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 905-3300

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective August 21, 2009, RSC Holdings II, LLC (“RSC II”), RSC Holdings III, LLC (“RSC III”), RSC Equipment Rental, Inc. (“RSC” and together with RSC III, the “Issuers” and the Issuers together with RSC II, the “RSC Entities”) entered into the first amendment (the “Amendment”) to the Issuers’ senior secured second-lien term loan facility, which is governed by a credit agreement, dated as of November 27, 2006 (the “Credit Agreement”), with Deutsche Bank AG, New York Branch, as administrative agent, and the other financial institutions party thereto, in order to permit RSC to make voluntary prepayments of the term loans under the Credit Agreement at a discount to the principal amount during the period beginning with the effective date of the Amendment and ending one year after that date (or such earlier date as may be designated by RSC by written notice to the administrative agent). The aggregate principal amount of such term loans so prepaid may not exceed $300 million. The discount applicable to any such prepayment will be determined through modified “dutch auction” procedures and subject to other terms and conditions described in the Amendment. RSC may only make any such prepayment if the available commitments under its senior secured asset-based loan facility equal or exceed $300 million after giving effect to such prepayment. The Amendment also provides that RSC must refinance such prepayments exclusively from internally generated cash, drawings under its asset-based loan facility or equity proceeds. In addition, the Amendment prohibits any issuances of senior secured notes permitted under the credit agreement governing RSC’s asset-based facility or other debt securities that are secured by a lien on any material assets of the RSC Entities during the period in which such prepayments are permitted. The Amendment does not obligate RSC to make any such prepayment. RSC paid the consenting lenders a fee equal to ten basis points of the outstanding term loans of such lenders.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and incorporated into this report by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit 10.1	First Amendment to Second-Lien Term Loan Credit Agreement, dated as of August 21, 2009, by and among RSC Holdings II, LLC, RSC Holdings III, LLC, RSC Equipment Rental, Inc., Deutsche Bank AG, New York Branch, as administrative agent, and the other financial institutions party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSC Holdings Inc. RSC Holdings III, LLC RSC Equipment Rental, Inc.

By:	/s/ Kevin J. Groman

Name: Title:	Kevin J. Groman Senior Vice President, General Counsel and Corporate Secretary

Date: August 21, 2009

EXHIBIT INDEX

Exhibit 10.1	First Amendment to Second-Lien Term Loan Credit Agreement, dated as of August 21, 2009, by and among RSC Holdings II, LLC, RSC Holdings III, LLC, RSC Equipment Rental, Inc., Deutsche Bank AG, New York Branch, as administrative agent, and the other financial institutions party thereto.